UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY – SUBJECT TO COMPLETION

Dear Shareholder:

We have enclosed with this letter the proxy statement for a Special Meeting (the “Special Meeting”) of shareholders of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”), called by the Board of Directors of the Company (the “Board” or “Board or Directors”).

The Special Meeting will be held on Wednesday, April 23, 2014, at 10:00 a.m. Eastern Time, at 1201 Pennsylvania Avenue NW, Suite 300, Washington, DC 20004, and you are welcome to attend. To obtain directions to attend the Special Meeting, please contact Investor Relations at 305 Hartmann Drive, Lebanon, Tennessee 37087, (615) 444-5533.

At the Special Meeting, you will have the opportunity to vote on two non-binding advisory proposals publicly made by Biglari Capital Corp. and its affiliates The Lion Fund II, L.P., Steak n Shake Operations, Inc., Sardar Biglari and Philip L. Cooley (collectively referred to herein as “Biglari Capital”) requesting the Board to (1) immediately pursue all potential extraordinary transactions, including the sale of the Company, and (2) take any action necessary to amend the Tennessee Business Corporation Act to permit Biglari Capital to engage in an extraordinary transaction with the Company.

We strongly urge you (1) to read the accompanying proxy statement carefully and vote AGAINST each of the proposals using the enclosed WHITE proxy card and (2) not to use or return any COLOR proxy card sent to you by Biglari Capital. If you have voted using a COLOR proxy card sent to you by Biglari Capital, you can revoke it by following the instructions on the WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Special Meeting as described in the accompanying proxy statement.

Whether or not you expect to attend the Special Meeting, and regardless of the number of shares you own, it is important that your shares be represented and voted at the Special Meeting. Therefore, you are encouraged to follow the instructions on the WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided so that your shares will be represented and voted at the Special Meeting.

Sincerely,

Sandra B. Cochran
President and Chief Executive Officer

[ ], 2014

YOUR VOTE IS IMPORTANT

Please follow the instructions on the WHITE proxy card to vote by telephone, by Internet or by marking, signing and dating your WHITE proxy card and returning it promptly in the enclosed envelope, whether or not you plan to attend the meeting. If you own shares in a brokerage account, your broker cannot vote your shares on either of the proposals, unless you provide voting instructions to your broker. THEREFORE, IT IS VERY IMPORTANT THAT YOU EXERCISE YOUR RIGHT AS A SHAREHOLDER AND VOTE ON BOTH PROPOSALS.

PRELIMINARY COPY – SUBJECT TO COMPLETION

305 Hartmann Drive

Lebanon, Tennessee 37087

Notice of Special Meeting of Shareholders

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

DATE OF MEETING:	April 23, 2014
TIME OF MEETING:	10:00 a.m. Eastern Time
PLACE OF MEETING:	1201 Pennsylvania Avenue NW, Suite 300
Washington, DC 20004
ITEMS OF BUSINESS:	To consider and vote upon two non-binding advisory proposals publicly made by Biglari Capital Corp. and its affiliates The Lion Fund II, L.P., Steak n Shake Operations, Inc., Sardar Biglari and Philip L. Cooley (collectively referred to herein as “Biglari Capital”) requesting the Board to (1) immediately pursue all potential extraordinary transactions, including the sale of the Company, and (2) take any action necessary to amend the Tennessee Business Corporation Act to permit Biglari Capital to engage in an extraordinary transaction with the Company.
WHO MAY VOTE/RECORD DATE:	You may vote if you were a shareholder at the close of business on [ ], 2014
DATE OF MAILING:	This proxy statement and the form of proxy are first being mailed or provided to shareholders on or about [ ], 2014.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend the Special Meeting, please take a few minutes now to vote by telephone or by Internet by following the instructions on the WHITE proxy card, or to sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your presence by proxy is helpful to establish a quorum and your vote is important.

You may receive proxy solicitation materials from Biglari Capital, including its proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Biglari Capital contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari Capital or any other statements that Biglari Capital may otherwise make.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST EACH OF THE PROPOSALS AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY BIGLARI CAPITAL.

If you have previously voted using a proxy card sent by Biglari Capital, you have the right to change your vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by telephone or by Internet by following the instructions on the WHITE proxy card. Only the latest dated proxy card you vote will be counted. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee to change your vote. We urge you to disregard any proxy card sent to you by Biglari Capital.

By Order of our Board of Directors,

Michael J. Zylstra
Secretary

Lebanon, Tennessee

[                    ], 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

305 Hartmann Drive

Lebanon, Tennessee 37087

Telephone: (615) 444-5533

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION	1

PROPOSAL 1: ADVISORY VOTE REGARDING A PROPOSAL PUBLICLY MADE BY BIGLARI CAPITAL REQUESTING THE BOARD TO IMMEDIATELY PURSUE ALL POTENTIAL EXTRAORDINARY TRANSACTIONS, INCLUDING THE SALE OF THE COMPANY	7

PROPOSAL 2: ADVISORY VOTE REGARDING A PROPOSAL PUBLICLY MADE BY BIGLARI CAPITAL REQUESTING THE BOARD TO TAKE ANY ACTION NECESSARY TO AMEND THE TENNESSEE BUSINESS CORPORATION ACT TO PERMIT BIGLARI CAPITAL TO ENGAGE IN AN EXTRAORDINARY TRANSACTION WITH THE COMPANY	9

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING	12

ANNUAL REPORT AND FINANCIAL INFORMATION	12

GENERAL INFORMATION

What is this document?

This document is the proxy statement of Cracker Barrel Old Country Store, Inc. that is being furnished to shareholders in connection with a special meeting of shareholders to be held on Wednesday, April 23, 2014 (the “Special Meeting”). A form of WHITE proxy card also is being furnished with this document.

We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (the “SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to Cracker Barrel Old Country Store, Inc. throughout this proxy statement as “we,” “us,” the “Company” or “Cracker Barrel.”

Why am I receiving a proxy statement?

You are receiving this document because you were one of our shareholders at the close of business on [                    ], 2014, the record date for the Special Meeting. We are sending this proxy statement and the form of WHITE proxy card to you in order to solicit your proxy (i.e., your permission) to vote your shares of Cracker Barrel stock upon certain matters at the Special Meeting. Because our shares are widely held, it would be impractical, if not impossible, for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our shareholders. United States federal securities laws require us to send you this proxy statement and specify the information required to be contained in it.

What does it mean if I receive more than one proxy statement or WHITE proxy card?

If you receive multiple proxy statements or WHITE proxy cards, that may mean that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company (“AST”), which may be contacted at (800) 485-1883.

We may conduct multiple mailings prior to the Special Meeting date to ensure shareholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted, and, IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS, then you should only submit or vote using WHITE proxy cards.

What information is available on the Internet?

This proxy statement, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other financial documents are available free of charge at the SEC’s website, www.sec.gov. This proxy statement and our annual report to shareholders are also available at the Investor Relations section of our corporate website, www.crackerbarrel.com.

Are you “householding” for shareholders sharing the same address?

Yes. The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and it can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. For the Special Meeting, we are delivering only one set of proxy materials to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other Cracker Barrel shareholder at your address an individual WHITE proxy voting card. If you would like to receive more than one set of proxy materials, we will promptly send you additional copies upon written or oral request directed to our transfer agent, AST, at toll free (800) 485-1883, or our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087. The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

Who pays for the Company’s solicitation of proxies?

We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by mail, by telephone, via the Internet, press releases or advertisements. Directors and employees will not be paid any additional compensation for soliciting proxies, but MacKenzie Partners, Inc. (“MacKenzie”), our proxy solicitor, will be paid a fee, estimated to be approximately $125,000, for rendering solicitation services. MacKenzie will solicit proxies by personal interview, mail, telephone, facsimile or email. MacKenzie will also ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our common stock.

An independent inspector of election will receive and tabulate the proxies and certify the results.

Who may attend the Special Meeting?

The Special Meeting is open to all of our shareholders. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Cracker Barrel shares, it is possible that you will not be admitted to the meeting. Please note that the Special Meeting will be held at 1201 Pennsylvania Avenue NW, Suite 300, Washington, D.C. 20004, unlike the Company’s annual shareholders meetings which have typically been held at the Company’s headquarters.

What if I have a disability?

If you are disabled and would like to attend the Special Meeting, we can provide reasonable assistance. Please send any request for assistance to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary, at least two weeks before the meeting.

What is Cracker Barrel Old Country Store, Inc. and where is it located?

We are the owner and operator of the Cracker Barrel Old Country Store® restaurant and retail concept. We operate 625 Cracker Barrel stores in 42 states through a number of related operating companies. Our corporate headquarters are located at 305 Hartmann Drive, Lebanon, Tennessee 37087. Our telephone number is (615) 444-5533.

Where is Cracker Barrel Old Country Store, Inc. common stock traded?

Our common stock is traded and quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CBRL.”

Who will count the votes cast at the Special Meeting?

The Board of Directors will appoint an independent inspector of election to serve at the Special Meeting. The independent inspector of election for the Special Meeting will determine the number of votes cast by holders of common stock on each item of business to be considered at the Special Meeting. Preliminary voting results will be announced at the Special Meeting, if practicable, and final results will be announced when certified by the independent inspector of election, which we expect will occur within a few business days after the date of the Special Meeting.

How can I find the voting results of the Special Meeting?

We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the Special Meeting. We will amend this filing to include final results if the independent inspector of election has not certified the results when the original Current Report on Form 8-K is filed.

VOTING MATTERS

What am I voting on?

You will be voting in a non-binding advisory capacity regarding two proposals publicly made by Biglari Capital requesting the Board to (1) immediately pursue all potential extraordinary transactions, including the sale of the Company, and (2) take any action necessary to amend the Tennessee Business Corporation Act to permit Biglari Capital to engage in an extraordinary transaction with the Company.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on [                    ], 2014. As of [                    ], 2014, there were [                    ] shares of our common stock outstanding.

How many votes must be present to hold the Special Meeting?

In order to lawfully conduct the Special Meeting, a majority of our outstanding common shares as of [                    ], 2014 must be present at the Special Meeting either in person or by proxy. This is called a quorum. Your shares are counted as present at the Special Meeting if you attend the Special Meeting and vote in person or if you properly return a proxy by one of the methods described below under the question “How do I vote before the Special Meeting?” Abstentions and “broker non-votes” (as explained below under the question “What is a ‘broker non-vote’?”) also will be counted for purposes of establishing a quorum.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

May I vote my shares in person at the Special Meeting?

Yes. You may vote your shares at the Special Meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the Special Meeting in person, however, in order to assist us in tabulating votes at the Special Meeting, we encourage you to vote by returning your WHITE proxy card or following the instructions on the WHITE proxy card to vote by telephone or the Internet.

How do I vote before the Special Meeting?

Before the Special Meeting, you may vote your shares in one of the following three ways by following the directions on your WHITE proxy card:

•	by completing, signing and returning the enclosed WHITE proxy card in the postage-paid envelope;

•	by using the telephone (within the United States and Canada) by calling (800) 690-6903; or

•	by using the Internet by visiting the following website: www.proxyvote.com.

Please use only one of the three ways to vote. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below under the question “How do I vote if my broker holds my shares in ‘street name’?” The Tennessee Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

How do I vote if my broker holds my shares in “street name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your bank or broker will send you a request for directions for voting those shares. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options.

What is a “broker non-vote”?

If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least ten days before the Special Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules. See “How will abstentions and broker non-votes be treated?” and “Will my shares held in street name be voted if I do not provide my proxy?” below. There will be no routine matters at the Special Meeting.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal.

Will my shares held in street name be voted if I do not provide my proxy?

On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. Neither of the items of business to be voted on at the Special Meeting is considered a routine matter, and, therefore, your shares will not be voted at the Special Meeting unless you instruct your brokerage firm to vote in a timely manner.

How will my proxy be voted?

The individuals named on the WHITE proxy card will vote your proxy in the manner you indicate on the WHITE proxy card.

What if I return my WHITE proxy card or vote by Internet or telephone but do not specify my vote?

If you sign and return your WHITE proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, the individuals named on the WHITE proxy card will vote them AGAINST the proposals.

Can I change my mind and revoke my proxy?

Yes. To revoke a proxy given pursuant to this solicitation, you must:

•	sign another proxy with a later date and return it to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, at or before the Special Meeting;

•	provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the Special Meeting;

•	re-vote by using the telephone and calling (800) 690-6903;

•	re-vote by using the Internet and visiting the following website: www.proxyvote.com; or

•	attend the Special Meeting and vote in person—note that attendance at the Special Meeting will not revoke a proxy if you do not actually vote at the Special Meeting.

If you have previously signed a COLOR proxy card sent to you by Biglari Capital, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card. Submitting a Biglari Capital proxy card will revoke votes you have previously made via the Company’s WHITE proxy card.

What vote is required to approve the proposals?

Each proposal will be approved if the number of shares of Company common stock voted “FOR” such proposal exceeds the number of shares of Company common stock voted “AGAINST” such proposal, and will be defeated if the number of shares of Company common stock voted “AGAINST” such proposal exceeds the number of shares of Company common stock voted “FOR” such proposal. If you vote “ABSTAIN” on a proposal via a properly executed WHITE proxy card, the Internet or telephone, your vote will not be counted as cast “FOR” or “AGAINST” such proposal. Broker non-votes likewise will not be treated as cast “FOR” or “AGAINST” a proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether a proposal is approved.

How do you recommend that I vote on these items?

The Board of Directors recommends that you vote AGAINST each of the two proposals.

What should I do if I receive a proxy card from Biglari Capital?

We expect that you will receive proxy solicitation materials from Biglari Capital, including a proxy statement and COLOR proxy card. Our Board of Directors unanimously recommends that you disregard any proxy statement and COLOR proxy card you may receive from Biglari Capital. We are not responsible for the accuracy of any information provided by or relating to Biglari Capital contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari Capital or any other statements that Biglari Capital may otherwise make. If you have already voted using the COLOR proxy card, you have every right to change your vote by executing and returning the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive other than the WHITE proxy card. If you have any questions or need assistance voting, please call MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885.

May other matters be raised at the Special Meeting; how will the meeting be conducted?

Pursuant to the Tennessee Business Corporation Act and the Company’s Bylaws, no other matters may be raised at the Special Meeting.

The Chairman, or his designee, has broad authority to conduct the Special Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the Chairman, or his designee, has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman, or his designee, is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Special Meeting proceeds in a manner that is fair to all participants.

PROPOSAL 1: ADVISORY VOTE REGARDING A PROPOSAL PUBLICLY MADE BY BIGLARI

CAPITAL REQUESTING THE BOARD TO IMMEDIATELY PURSUE ALL POTENTIAL

EXTRAORDINARY TRANSACTIONS, INCLUDING THE SALE OF THE COMPANY

We are providing our shareholders with the opportunity to cast a non-binding advisory vote on the proposal publicly made by Biglari Capital requesting the Board to “immediately pursue all potential extraordinary transactions, including the sale of the Company.” The Board unanimously recommends that you vote AGAINST this proposal.

Background

At each of the last three annual meetings of the Company’s shareholders, Biglari Capital has nominated candidates for election to the Board in opposition to the Board’s nominees. At each of these meetings, the Biglari Capital nominees have been defeated by significant and increasing margins, despite the fact that Biglari Capital’s stake in the Company’s common stock nearly doubled over the same period. In addition, at the November 2013 annual meeting of Company’s shareholders (the “2013 Annual Meeting”), the Company’s shareholders also voted, by a wide margin, against a non-binding proposal publicly made by Biglari Capital recommending that the Board approve the payment of a $20 per share cash special dividend to all shareholders. The Company voluntarily included that proposal on the 2013 Annual Meeting ballot, despite the fact that Biglari Capital made the proposal well after the deadline for submitting shareholder proposals at the 2013 Annual Meeting, in order to avoid the time and expense of a special meeting of shareholders that Biglari Capital threatened to call to vote on the special dividend proposal following the annual meeting.

On December 18, 2013, approximately one month following the 2013 Annual Meeting, Biglari Capital filed with the SEC an amendment to its Schedule 13D setting forth another proposal, this time requesting that the Company “undertake a value maximization process by reviewing all potential extraordinary transactions, including the sale of the Issuer, to create an immediate value for the benefit of all shareholders.” The Schedule 13D amendment went on to state that if the Company did not promptly commence a sale process, Biglari Capital intended to call a special meeting of the Company’s shareholders to vote on a non-binding proposal recommending that the Board pursue an extraordinary transaction such as the sale of the Company.

On December 24, 2013, Biglari Capital issued a letter to the Company’s Chairman in which it again called for an undertaking to review all potential extraordinary transactions, including the sale of the Company. The letter also stated that, alternatively, the Company could take on leverage and effect a share repurchase, and that Biglari Capital would consider selling all of its shares if this occurred. The letter closed by stating that if the Company refused to take steps to engage in an extraordinary transaction, Biglari Capital would exercise any and all rights and remedies at its disposal, including the call of a special meeting of shareholders of the Company.

On December 30, 2013, the Company issued a press release stating the Board had considered Biglari Capital’s recent demands that the Company commence a sale process. In the release, the Company stated the Board’s continued belief that the execution of the Company’s existing business strategy remained the best means of creating the most value for all of the Company’s shareholders. Furthermore, the Company stated that the Board regularly evaluates all strategic alternatives to serve the best interests of the Company and its shareholders and would continue to do so.

On January 16, 2014, Biglari Capital filed with the SEC a preliminary solicitation statement stating its intent to solicit requests from the Company’s other shareholders for the Board to call a special meeting of shareholders. On January 21, 2014, the Company issued a press release stating that the Board recognized that Biglari Capital would likely be able to meet the 20% threshold required under the Company’s bylaws to call a special meeting, given Biglari Capital’s control of approximately 19.9% of the Company’s outstanding common stock. Accordingly, the Board determined to call the Special Meeting to avoid the added cost and distraction of Biglari Capital’s solicitation of requests from the Company’s shareholders for the call of a meeting.

Board Statement and Recommendation AGAINST the Proposal Requesting the Board to Immediately Pursue all Potential Extraordinary Transactions, including the Sale of the Company.

The Board unanimously believes that the implementation of this proposal would not be in the best interest of the shareholders or the Company. The Company has delivered strong operational performance and shareholder returns that the Board believes are exceptional relative to the Company’s peers over the last two fiscal years. As the Company’s recent proxy statement sent to shareholders in connection with the 2013 Annual Meeting noted: “[d]uring fiscal 2013, the Company delivered total shareholder return, or TSR, of approximately 65%, which consisted of approximately 60% growth in the Company’s stock price and approximately 5% in quarterly dividends paid. This healthy return meaningfully outperformed the S&P 600 restaurant index return of approximately 45%, which we believe was driven by our focus on the strategic priorities we have previously outlined. The priorities are aimed at improving our execution on operations and maximizing shareholder returns over the long term.” The Company’s proxy statement in connection with the 2013 Annual Meeting further stated: “[t]he Board believes that the Company’s policies have strongly supported the generation of significant cash from its operating business, allowing the Company to triple the annual dividend from an annualized rate of $1.00 per share in November 2011 to $3.00 per share currently, while maintaining a prudent risk profile and allowing the operating results to significantly enhance the growth in our stock price.”

The Board observes that Biglari Capital’s investment in the Company has done very well. Biglari Capital’s SEC filings state that it has invested approximately $241 million and, as of [                    ], 2014, held 4,737,794 shares of Company common stock with a market value of approximately [$            ] million, which represented approximately [    %] of the market capitalization of Biglari Holdings as of the same date. In its December 24, 2013 letter, Biglari Capital expressed interest in the sale of the Company or a leveraged Company share repurchase that would enable Biglari Capital to obtain liquidity for all or much of its share position. Based on these facts, the Board believes that Biglari Capital’s recent Schedule 13D amendments, its letter to the Company’s Chairman and its solicitation actions regarding the calling of a special meeting may be motivated by the self-interest of Biglari Capital in seeking to achieve full liquidity of this investment through a single extraordinary transaction, rather than trying to sell the shares in the open market, which may be subject to limitations under the federal securities laws. The Board believes that the interests of a single shareholder should not take priority over the long-term interests of ALL shareholders.

The Board is keenly focused upon, and regularly assesses, the available alternatives for returning capital to shareholders, making important investments in the future growth and health of the business and prudently managing appropriate leverage and business risk. The Board engages in these deliberations while remaining mindful, first and foremost, of its fiduciary duty to make these decisions in a manner that the Board believes in good faith to be in the best interests of the Company’s shareholders. The Board unanimously believes that seeking an immediate sale of the Company, as advocated by the proposal, is not in the best interests of the Company’s shareholders in light of current market conditions and the Company’s sustained strong performance. Rather, the Board continues to believe that execution of the current operational and strategic plan outlined by the Company over the past two fiscal years—which the Board believes has been primarily responsible for delivering the positive results to shareholders during those years—remains the best means for promoting the long-term interests of shareholders by maximizing value and future returns.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE USING THE ENCLOSED WHITE PROXY CARD AGAINST THE ADVISORY VOTE REGARDING A PROPOSAL PUBLICLY MADE BY BIGLARI CAPITAL REQUESTING THE BOARD TO IMMEDIATELY PURSUE ALL POTENTIAL EXTRAORDINARY TRANSACTIONS, INCLUDING THE SALE OF THE COMPANY.

PROPOSAL 2: ADVISORY VOTE REGARDING A PROPOSAL PUBLICLY MADE BY BIGLARI

CAPITAL REQUESTING THE BOARD TO TAKE ANY ACTION NECESSARY TO AMEND THE

TENNESSEE BUSINESS CORPORATION ACT TO PERMIT BIGLARI CAPITAL TO ENGAGE IN

AN EXTRAORDINARY TRANSACTION WITH THE COMPANY

We are providing our shareholders with the opportunity to cast a non-binding advisory vote on the proposal publicly made by Biglari Capital requesting the Board to take “any action necessary to amend the Tennessee Business Corporation Act to permit Biglari Capital to engage in an extraordinary transaction with the Company.” The Board unanimously recommends that you vote AGAINST this proposal.

Background

On December 24, 2013, in its letter to the Company’s Chairman, Biglari Capital noted that Tennessee law restricts a 10% or greater shareholder from engaging in a business combination transaction (as defined therein) with the Company under certain circumstances. Biglari Capital requested that the Board support its efforts to seek to amend applicable Tennessee law to allow Biglari Capital to seek to acquire the Company as part of the sale process proposed by Biglari Capital. On January 16, 2014, Biglari Capital filed a solicitation statement calling for the Company to take any action necessary to amend the Tennessee Business Corporation Act to permit Biglari Capital to engage in an extraordinary transaction with the Company.

The specific provision of Tennessee law that Biglari Capital desires to amend is contained within the Tennessee Business Combination Act, Tenn. Code §§ 48-103-201 to 209 (the “Combination Act”). It restricts shareholders of 10% or greater of the voting securities of a publicly traded Tennessee corporation, which it defines as “interested shareholders,” from engaging in business combinations with that corporation for a period of five years following the date on which the “interested shareholder” acquired the securities crossing the Combination Act’s 10% threshold. After the expiration of this five-year period, the Combination Act further requires that any business combination transaction between the corporation and an “interested shareholder” must either (i) be approved by shareholders holding at least two-thirds of the outstanding voting securities of the corporation, excluding those owned by the “interested shareholder,” or (ii) meet certain fair-price requirements outlined by the Combination Act. The Combination Act provides that its restrictions do not apply to a business combination transaction with an “interested shareholder” if either the business combination transaction or the share acquisition by which the shareholder crossed the 10% threshold was approved by the corporation’s board of directors prior to the shareholder crossing the 10% threshold.

The restrictions of the Combination Act apply to the Company, as a Tennessee corporation that meets the statutory requirements. Biglari Capital became an “interested stockholder” upon acquiring shares representing a 10% ownership stake in the Company in January 2012, and did so without seeking the advance approval of the Board. As a result, the Combination Act prohibits the Company from entering into a business combination transaction with Biglari Capital until January 2017.

Board Statement and Recommendation AGAINST the Proposal Requesting the Board to Take Any Action Necessary to Amend the Tennessee Business Corporation Act to Permit Biglari Capital to Engage in an Extraordinary Transaction with the Company.

Before acquiring a 10% stake in the Company’s common stock, Biglari Capital had the opportunity either to make an offer directly to the Company’s shareholders or to approach the Board about a possible business combination transaction but chose not to do either. To the contrary, in all three proxy contests, Biglari Capital has vehemently denied any intent to acquire control of the Company and, in fact, repeatedly cited the Combination Act’s prohibition on business combination transactions with a 10% shareholder of the Company as evidence to try to refute the Board’s concerns about Biglari Capital’s intentions. For example:

•

“This proxy contest is about my gaining one board seat out of eleven to share ideas in order to advance the value for all shareholders; it is not about control.” (Biglari Capital Nov. 14, 2011 Letter to the Company’s Shareholders)

•

“Biglari Holdings is not seeking to acquire control of Cracker Barrel. Furthermore, under Tennessee law, there are strict anti-takeover laws.” (Biglari Capital Dec. 9, 2011 Letter to the Company’s Shareholders)

•	“[W]e are neither asking nor seeking board control or ownership control of Cracker Barrel.” (Biglari Capital Oct. 8, 2012 Letter to the Board)

•

“Even if we wanted to control Cracker Barrel, we could NOT because Tennessee statutes prevent a takeover . . . .” (Biglari Capital Oct. 25, 2012 Letter to the Company’s Shareholders) (emphasis in the original)

•	“[W]e have been clear about our agenda: We are interested in making money, not controlling the Company.” (Biglari Capital Oct. 23, 2013 Letter to the Company’s Shareholders)

While making these statements regarding its intentions, Biglari Capital chose to ignore the Combination Act’s restrictions by continuing to acquire shares of the Company’s common stock on the open market that exceeded the statutory threshold.

Now, claiming to have reversed its repeated disavowals of an intent to acquire control of the Company, Biglari Capital asks that the Company “take any action necessary” to amend the Combination Act so that Biglari Capital can engage in an extraordinary transaction with the Company. The Board makes the following observations regarding this proposal. First, the Board does not have the power to amend the Combination Act or any other Tennessee statute. Second, the Board believes that the interests of all shareholders are best served by the management team continuing to focus upon the execution of the current operational and strategic plan, rather than engaging in a time-consuming and potentially expensive lobbying effort.

Nevertheless, if any party makes a bona fide proposal of an extraordinary transaction, the Board will evaluate the terms and conditions of such a proposal carefully and with the paramount goal of acting in the best interests of all shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE USING THE ENCLOSED WHITE PROXY CARD AGAINST THE ADVISORY VOTE REGARDING A PROPOSAL PUBLICLY MADE BY BIGLARI CAPITAL REQUESTING THE BOARD TO TAKE ANY ACTION NECESSARY TO AMEND THE TENNESSEE BUSINESS CORPORATION ACT TO PERMIT BIGLARI CAPITAL TO ENGAGE IN AN EXTRAORDINARY TRANSACTION WITH THE COMPANY.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information for those who, as of [                    ], 2014, were known by us to beneficially own more than 5% of our common stock. Percentage computations are based on [                ] shares of our common stock outstanding as of [                    ], 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Biglari Capital Corp. 17802 IH 10 West, Suite 400 San Antonio, Texas 78257	4,737,794	(1)	[	]%

BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,909,879	(2)	[	]%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,822,660	(3)	[	]%

(1)	Based solely on a Schedule 13D/A filed by Biglari Capital Corp. on January 14, 2014.
(2)	Based solely on Schedule 13G/A filed by BlackRock Inc. on January 28, 2014.
(3)	Based solely on the Schedule 13F filed by The Vanguard Group for the quarter ended September 30, 2013.

Security Ownership of Management

The following table presents information regarding the number of shares of our common stock beneficially owned, as of [                    ], 2014, by each of our directors, each of our Named Executive Officers, and by our current directors and executive officers as a group. Unless otherwise noted, these persons have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class
Sandra B. Cochran	121,507	*
Lawrence E. Hyatt	27,494	*
Nicholas V. Flanagan	4,873	*
Edward A. Greene	3,541	*
Thomas H. Barr	2,141	*
James W. Bradford	5,233	*
Glenn A. Davenport	4,141	*
Richard J. Dobkin	22,044	*
Norman E. Johnson	1,797	*
William W. McCarten	3,182	*
Coleman H. Peterson	3,182	*
Andrea M. Weisss	19,122	*

All executive officers and directors as a group (17 persons)	229,778	[	]%

*	Less than one percent.

(1)	Includes the following number of shares of restricted stock and shares subject to options exercisable by the named holders within 60 days:

Richard J. Dobkin	4,000
Andrea M. Weiss	5,000

All executive officers and directors as a group (17)	9,833

The shares of restricted stock described in this note are considered outstanding for the purpose of computing the percentage of outstanding Cracker Barrel common stock owned by each named individual and by the group. They are not considered outstanding for the purpose of computing the percentage ownership of any other person.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

If you wish to submit a proposal to be included in our proxy statement for our 2014 Annual Meeting of Shareholders, proposals must be submitted by eligible shareholders who have complied with the relevant regulations of the SEC and must be received no later than June 4, 2014. Shareholder proposals should be mailed to Corporate Secretary, Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.

In addition, the Company’s Bylaws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at our 2014 Annual Meeting of Shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company. In order to be timely, the notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the most recent Annual Meeting. The Company’s Bylaws set forth detailed information that must be submitted with any shareholder proposal. In the event that the date of the 2014 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2014 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2014 Annual Meeting (or, if the first public announcement of the date of the 2014 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the date on which public announcement of the date of the 2014 Annual Meeting is first made by the Company). In the event that a shareholder proposal intended to be presented for action at an Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by the Board of Directors in connection with that Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for that Annual Meeting.

ANNUAL REPORT AND FINANCIAL INFORMATION

A copy of our Annual Report on Form 10-K, and a list of all its exhibits, will be supplied without charge to any shareholder upon written request sent to our principal executive offices: Cracker Barrel Old Country Store, Inc., Attention: Investor Relations, 305 Hartmann Drive, Lebanon, Tennessee 37087. Exhibits to the Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits online at the SEC website at www.sec.gov, or via our website at www.crackerbarrel.com.

PRELIMINARY COPY - SUBJECT TO COMPLETION

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.
Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-
paid envelope we have provided or return it to Vote Processing,
c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

☒

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY   CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

Cracker Barrel Old Country Store Inc.
The Board of Directors recommends you vote AGAINST the following proposals:	For	Against	Abstain
1. ADVISORY VOTE REGARDING A PROPOSAL PUBLICLY MADE BY BIGLARI CAPITAL REQUESTING THE BOARD TO IMMEDIATELY PURSUE ALL POTENTIAL EXTRAORDINARY TRANSACTIONS, INCLUDING THE SALE OF THE COMPANY.	☐	☐	☐

2.   ADVISORY VOTE REGARDING A PROPOSAL PUBLICLY MADE BY BIGLARI CAPITAL REQUESTING THE BOARD TO TAKE ANY ACTION NECESSARY TO AMEND THE TENNESSEE BUSINESS CORPORATION ACT TO PERMIT BIGLARI CAPITAL TO ENGAGE IN AN EXTRAORDINARY TRANSACTION WITH THE COMPANY.

	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions) ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,

please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000192115_1 R1.0.0.51160	02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement and contest letter are available at www.proxyvote.com.

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CRACKER BARREL OLD COUNTRY STORE, INC. Proxy Solicited by and on behalf of the Board of Directors for the Special Meeting of Shareholders to be held on Wednesday, April 23, 2014.

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Sandra B. Cochran, James W. Bradford, and Michael J. Zylstra, and each of them, as proxies, with full power of substitution, to vote all shares that the shareholder(s) would be entitled to vote on all matters that may properly come before the Special Meeting of Shareholders of Cracker Barrel Old Country Store, Inc. (the “Company”) to be held at 1201 Pennsylvania Avenue NW, Suite 300, Washington, D.C. 20004 on Wednesday, April 23, 2014 at 10:00 a.m., Eastern Time. The proxies shall vote subject to the directions indicated on the reverse side of this card. The proxies will vote as the Board of Directors recommends where a choice is not specified. Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted AGAINST an advisory vote regarding a proposal publicly made by Biglari Capital requesting the Board to immediately pursue all potential extraordinary transactions, including the sale of the Company; and AGAINST an advisory vote regarding a proposal publicly made by Biglari Capital requesting the Board to take any action necessary to amend the Tennessee Business Corporation Act to permit Biglari Capital to engage in an extraordinary transaction with the Company.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Please sign and date this Proxy.

0000192115_2      R1.0.0.51160